Exhibit 10.3

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of April 1, 2019, by and between Five Star Senior Living Inc., a Maryland corporation (the “Company”), and ABP Trust, a Maryland statutory trust, in its capacity as the sole member of ABP Acquisition LLC (the “Stockholder”).

RECITALS:

1.         ABP Acquisition LLC is the beneficial and record owner of 17,999,999 shares of common stock, $.01 par value per share, of the Company (“Common Shares”).

2.         The Company and Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”), are contemporaneously entering into that certain Transaction Agreement (the “Transaction Agreement”), dated as of the date hereof,  pursuant to which the Company and SNH agree to restructure their existing relationship as contemplated by the Transaction Agreement.

3.         In connection with the Company’s entry into the Transaction Agreement, the Stockholder has agreed to vote in favor of the Share Issuances, upon the terms and subject to the conditions set forth herein.

In consideration of the foregoing, the Parties agree as follows:

SECTION I

DEFINITIONS

Capitalized terms used in this Agreement without definition shall have the meanings given therefor in the Transaction Agreement.  The terms set forth below shall have the following meanings:

1.1       “beneficially own”: the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended.

1.2       “Parties”:  the Company and the Stockholder.

1.3       “Transfer” shall mean any sale, transfer, assignment, pledge, tender, encumbrance or other disposition, including through any “short sale” or derivative transactions.

SECTION II

REPRESENTATIONS AND WARRANTIES

The Stockholder hereby represents and warrants to the Company, as of the date of this Agreement, that:

(a)        Ownership.  ABP Acquisition LLC has good and marketable title to, and is the sole legal and beneficial owner of, the Common Shares set forth in the recitals, in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, other than those arising under the securities laws or under the Company’s governance documents.

(b)        Authority to Execute and Perform Agreements.  The Stockholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder.  The execution and delivery of this Agreement by the Stockholder has been duly authorized by all requisite organizational action, if any, on the part of the Stockholder.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)        No Conflicts; Consents.

(i)         The execution and delivery by the Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which the Stockholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Stockholder.

(ii)        No consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

(d)        Investigation.  The Stockholder has had a full opportunity to review and discuss this Agreement and the Transaction Agreement and to ask all questions of SNH, the Company and the Company’s directors and executive officers necessary in order for the Stockholder to make an informed decision to enter into this Agreement.

SECTION III

COVENANTS

3.1       Voting Arrangements.  The Stockholder has revoked or terminated any proxies, voting trusts, voting agreements or similar arrangements previously given or entered into with respect to any Common Shares and agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any Common Shares into a voting trust, or enter into any voting agreement with respect to any Common Shares now or hereafter owned, beneficially or of record, by the Stockholder.

3.2       Lock-Up.  The Stockholder will not (a) directly or indirectly, Transfer, or limit its right to vote in any manner, any Common Shares, or agree to do either of the foregoing, or (b) take any action which would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

SECTION IV

VOTING; WAIVER OF RIGHTS

4.1       Agreement to Vote.  The Stockholder hereby irrevocably agrees to vote all Common Shares which it is entitled to vote in favor of the Share Issuances at any meeting of stockholders of the Company called for such purpose and any adjournment thereof, held on or before the Conversion Time.

SECTION V

MISCELLANEOUS

5.1       Termination.  This Agreement shall terminate upon the earlier to occur of (i) immediately following the conclusion of the FVE Stockholder Meeting or (ii) the termination of the Transaction Agreement in accordance with its terms.

5.2       Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, or (ii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company, to:

Five Star Senior Living Inc.

400 Centre Street

Newton, Massachusetts 02458

Attn:  Katherine E. Potter, President

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

Attn:  Stephen Moeller-Sally

If to the Stockholder, to:

ABP Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458-1632

Attn:  Jennifer B. Clark, Secretary

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.

5.3       Section and Other Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section references are to this Agreement, unless otherwise specified. The singular and plural use of a defined term shall have the correlative meaning.  The words “including” and “include” shall be deemed to be followed by the words “without limitation.”

5.4       Assignment; Successors in Interest.  No assignment or transfer by the Stockholder of its rights and obligations under this Agreement shall be made except with the prior written consent of the Company.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.

5.5       No Third-Party Beneficiaries.  With the exception of the Parties, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

5.6       Amendments.  To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the Parties.

5.7       Controlling Law; Integration; Waiver.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The State of Maryland.  This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties.  The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same.  No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

5.8       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

5.9       Further Assurances.  The Parties shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, to consummate the transactions contemplated by this Agreement.

5.10     Specific Performance.  The Parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any Party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

5.11     Counterparts, Etc.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

FIVE STAR SENIOR LIVING INC.,
a Maryland corporation

By: /s/ Katherine Potter
Name: Katherine Potter
Title: President

[Signature Page to Voting Agreement (ABP Trust)]

ABP TRUST,
a Maryland statutory trust

By: /s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title: President

[Signature Page to Voting Agreement (ABP Trust)]